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                                                                   EXHIBIT 99.1


To Whom It May Concern:

Following the issuance of the Securities and Exchange Commission's Regulation FD, we at Fifth Third fully evaluated the process by which we communicate information to the investing public. Our goal was to develop a communication plan which, while fully compliant with Regulation FD, would not restrict the timely sharing of vital information. Rather, we sought to enhance the effectiveness of our communication of financial, operating and strategic information.

As a result of this evaluation of our communication plan, we hosted the first earnings conference call in Fifth Third's history this past January, and plan to host similar calls following the release of each quarter's results. In addition to quarter end communication, we recognize the need for the investing public to receive pertinent information in the interim. To this end, we have developed the attached update of Fifth Third's plans, objectives, results of operations and financial condition. We hope you find the information, and the means by which it is being provided, useful in your analysis of Fifth Third.

Sincerely,

George A. Schaefer, Jr.
President and CEO
Fifth Third Bancorp


                                   * * * * *

                         MANAGEMENT DISCUSSION OF TRENDS

GENERAL OVERVIEW

Fifth Third prides itself on its long track record of delivering double-digit earnings growth in changing external environments. We are mindful of the effect that a worsening economic environment and turbulent financial markets will have on our industry in 2001. Although we are confident of our ability to deliver quality earnings growth, we are cautious about the second half of 2001.

CREDIT QUALITY

As signals continue to point to a slowing economy, we are realistic about the impact an economic downturn could have on credit quality throughout the industry and at Fifth Third. However, with this in mind:

    o    Fifth Third's long history of low exposure limits to any one borrower positions us well to effectively weather a downturn in commercial credit quality. In terms of consumer credit, Fifth Third's midwestern footprint, avoidance of national or subprime lending businesses, centralized credit scoring and risk management, and diversified portfolio improves predictability and reduces the likelihood of significant unexpected losses.
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    o    On a sequential quarter basis, credit quality is expected to remain relatively stable with net charge-offs approximating the basis point levels seen at the end of last year. Nonperforming assets are expected to rise modestly in the first quarter and during the year, but should remain at the low end of the industry and below historical levels.

    o Specifically, commercial credit flows into nonaccrual status during the first quarter remain minimal in dollar amount and granular in nature, primarily affected by the addition of fewer than ten midsize commercial credits totaling $15-20 million. Consumer delinquencies are expected to be stable to fourth quarter 2000 levels, except for a possible modest rise in residential mortgage delinquencies.


NET INTEREST MARGIN AND BALANCE SHEET TRENDS

While it is very early in the year and too early to accurately predict the full impact of slower economic growth and lower interest rates, we currently anticipate a modestly improving margin due to:

    o lower overall funding costs due to lower interest rates of all categories, somewhat mitigated by asset repricing and the resulting decline in the contribution of free funds; and

    o anticipated success in growing core deposits and a continuing decrease in lower-yielding assets.

From a balance sheet perspective:

    o loan demand has continued and resulting balances are expected to remain relatively stable in the near term;

    o Fifth Third plans to mitigate exposure to interest rate fluctuations through the continued sale and securitization of certain interest-sensitive assets; and

    o recent positive trends in deposit mix are expected to continue in the near term, highlighted by sequential and year-over-year growth in customer deposits due to continued deposit campaign successes.

Better net interest margins combined with improved earning-asset mix but slower overall earning-asset growth should result in mid- to high-single digit percentage growth in net interest income.

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FEE BUSINESSES

In general, we anticipate growth trends in our fee businesses to be similar to last year.

    Midwest Payment Systems ("MPS")

    o While the merchant processing portion of MPS' revenues take a seasonal decline in the first quarter compared to fourth quarter after increases during the holiday shopping season, we expect the historical year-over-year growth rates we have enjoyed during the past couple of years to continue in 2001.

    o Completion of the recently announced acquisition of 49% of Universal Companies is expected to result in a broadening of our customer base, and the opportunity for referral of contracts on which bidding was not previously cost-effective. Since this transaction will not close until mid-year and is an equity-method investment, the growth potential is in the future and will have very little impact on MPS' results during 2001.

    Investment Advisory

    o Investment Advisory fees have exhibited steady growth despite overall poor market performance due to increases in brokerage revenues versus last year and investment management sales.

    o Exposure to market downturns is somewhat mitigated by a significant portion of overall revenue being derived from non-market sensitive sources.


    Other

    o Service charges on deposits are expected to continue at recent growth rates, as deposit campaign successes continue to generate a significant number of net new accounts.

    o We expect to see stronger mortgage banking fee revenue as refinancing activity increases.


OLD KENT

Since year-end, the required regulatory approvals have been received and significant progress has been made toward the overall integration of Old Kent. The following information provides a general update of the integration process in anticipation of an early second quarter 2001 closing of the transaction:

    o Management teams have been identified and are currently functioning in all Old Kent markets. We have affiliates established in Chicago, Southeastern Michigan, Western Michigan and Northern Michigan.

    o Positive early deposit campaign successes have been achieved in Old Kent markets, illustrated by a 250% increase in the rate of checking account openings over last year.

    o Additional commercial and retail loan products have been rolled-out in Old Kent markets.

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    o    Conversions have been scheduled by geographic market to occur sequentially throughout the remainder of 2001.

    o We expect to complete the divestiture of out-of-market residential mortgage origination activities and subprime origination activities in the second quarter of 2001. In addition, we expect the discontinuation of a couple of minor business areas in commercial banking.

    o Financial statement and P&L measurement compatibility has been achieved with Old Kent markets prepared to begin operating as Fifth Third affiliates immediately upon closing.

    o We will report first quarter earnings for Fifth Third only, and expect to do so on APRIL 16, 2001 PRIOR TO THE MARKET OPENING. We will issue pooled results including Old Kent beginning in the second quarter. We recently issued pro forma condensed income statements for the combined activities of Old Kent and Fifth Third for the year ended December 31, 2000 and the quarterly results for each quarter of 2000.


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This document contains forward-looking statements about Fifth Third Bancorp, Old
Kent Financial Corporation and the combined company which we believe are within the meaning of the Private Securities Litigation Reform Act of 1995. This document contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of Fifth Third, Old Kent and the combined company including statements preceded by, followed by or that include the words "believes," "expects," "anticipates" or similar expressions. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions increase significantly; (2) changes in the interest rate environment reduce interest margins; (3) prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions, either national or in the states in which Fifth Third and Old Kent do business, are less favorable than expected; (5) legislative or regulatory changes adversely affect the businesses in which Fifth Third and Old Kent are engaged; (6) changes in the securities markets; and (7) the possibility that the merger or the planned divestitures will not occur when or as anticipated.
Further information on other factors which could affect the financial results of Fifth Third after the merger are included in Fifth Third's and Old Kent's filings with the Securities and Exchange Commission. These documents are available free of charge at the Commission's website at http://www.sec.gov and/or from Fifth Third or Old Kent.